Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement (No. 333-199576) on Form S-1 of CEBA Midstream, LP, formerly known as MidCon Midstream, LP and SandRidge MidCon Midstream, LP, of our report dated August 27, 2015 relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma

August 27, 2015